UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2004

Date of Report (Date of earliest event reported)

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50373	80-0025175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 HILL AVENUE NW
FORT WALTON BEACH, FLORIDA
32548
(Address of principal executive offices)(Zip Code)

(850)-796-0909
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On December 15, 2004, Spectrum Sciences & Software Holdings Corp. (the “Company”) announced in a press release that the Company executed a Letter of Intent, dated December 7, 2004 (the “LOI”), with Coast Engine and Equipment Co., Inc. (“CEECO”).  CEECO is a Florida-based company that provides a diversified array of ship repair, metal fabrication and design services to both commercial and governmental clients.  The LOI sets forth the Company’s intention to acquire all of the outstanding capital stock of CEECO, subject to the execution of a definitive acquisition agreement by the parties.  The total purchase price for the capital stock of CEECO will not exceed $900,000 and will be comprised of cash and capital stock of the Company.  CEECO, which has historically been profitable, is anticipated to record a positive net income and gross revenues in excess of $1.5 million for the calendar year ending December 31, 2004.

A copy of the Company’s press release and the LOI are attached hereto as exhibits and are incorporated herein by reference.  This Current Report and the attached exhibits are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits
The following exhibits are furnished as part of this current report:
Exhibit No	Description
99.1	Press release of the Company, dated December 15, 2004
99.2	Letter of Intent, dated December 7, 2004, by and between the Company and CEECO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

Date: December 15, 2004	By: /s/ William H. Ham, Jr.
Name: William H. Ham, Jr. Title: President and CEO

EXHIBIT INDEX

Exhibit No	Description
99.1	Press release, dated December 15, 2004.
99.2	Letter of Intent, dated December 7, 2004, by and between the Company and CEECO.

EXHIBIT 99.1

SPECTRUM SCIENCES & SOFTWARE ANNOUNCES AGREEMENT TO ACQUIRE COAST ENGINE & EQUIPMENT COMPANY, INC. (CEECO, INC.)

Fort Walton Beach, Fla—(Business Wire)—December 15, 2004—Spectrum Sciences and Software Holdings Corp. (OTCBB: SPSC-News), highly focused on homeland security through the provision of full-service, quality solutions to complex and diverse government initiatives, announced today that it has executed a Letter of Intent to purchase Coast Engine and Equipment Company, Inc. (CEECO, Inc.), a Florida based company.  CEECO, with a 15,000 sq ft. facility strategically located in Port Canaveral, Florida provides a diversified array of ship repair, metal fabrication, and design services to both commercial and governmental clients.  CEECO provides many specialized fabrication and boat repair services and they are one of the few companies certified to perform safety inspections and repairs to lifeboats.  Their stable and growing client base includes the US Navy, Disney Cruise Lines, US Coast Guard and Rinker Cement.  Dwight Howard, Vice-President in charge of Manufacturing stated, “Strategically the acquisition of CEECO will generate a natural expansion of Spectrum’s products and services, as well as a tactical geographical positioning into both commercial and government markets.  The new location will enable us to greatly expand our relationship with the US Navy.”  Bill Ham, President and CEO, added, “This acquisition will be a positive step for Spectrum, as we continue to execute our stated business objectives.  Our focus continues to be on increasing our unique product lines and services, entering into new market opportunities, expanding our clientele and delivering unparalleled value.” Subject to the signing of definitive agreements and customary closing conditions, the transaction is expected to close in the near future.

About CEECO

Coast Engine & Equipment Company, Inc has been in business and operated by the owners since March 1, 1991.  Its 15,000 sq ft facility is located in a prime location on Florida’s east coast in world famous Port Canaveral, the second busiest cruise ship port in the world and a seaport commended for having a level of security comparable to an airport by U.S. Secretary for Homeland Security, Tom Ridge.  This location is centrally positioned providing access Patrick Air Force Base, Kennedy Space Center, six cruise terminals, Cocoa Beach and is less than an hour from Orlando. CEECO’s specialties include a full array of electrical and electronic repair, equipment and machinery repair and overhaul, HVAC and refrigeration servicing and repair, pipe fabrication and installation, certified welding services, metal and sheet metal fabrication and installation, custom insulation services, custom flooring services and machinery. The custom machine shop employs skilled craftsmen, provides engineering and design support, mobile welding and fabrication shop along with onsite and in-house management teams.  Satisfied long-term customers include the US Navy, US Coast Guard, Military Sealift Command, Rinker Cement Plant and Disney Cruise Lines.

About Spectrum Sciences & Software Holdings Corp.

Spectrum Sciences & Software Holdings Corp. is highly focused on Homeland Security through the provision of full service, quality solutions to complex and diverse government initiatives. Spectrum is dedicated to providing innovative, dependable and cost-effective products and services to a broad range of government customers and is headquartered in Fort Walton Beach, Florida. Founded in 1982, the company currently has over 50 employees. Primary markets include engineering services, operation, maintenance, information technology and manufacturing. Spectrum provides and maintains Software Model Development and Safety Footprint Development to the United States Air Force, the United States Army, the United States Navy and many of our allied nations. Spectrum also operates and manages the largest air-to-ground bombing range in the United States, located in Gila Bend, Arizona. The Information Technology Division provides a full range of IT services including web site development and hosting, software development and GIS services. The company's manufacturing division is ISO 9001/2000-qualified and provides a broad array of services for both commercial and Department of Defense customers. The company has, or has had, contracts with the United States Air Force, including the Air Combat Command (ACC), the Air Force Reserve Command (AFRC); the Air Force Special Operations Command (AFSOC); the Air National Guard (ANG); the Department of Navy, including United States Navy (USN); United States Marine Corps (USMC); the Royal Australian Air Force (RAAF); the Royal Air Force (RAF) and the German Air Force (GAF). To find out more about Spectrum, visit our website at http://www.specsci.com.

Cautionary Statement

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

--------------------------------------------------------------------------------
Contact:
Spectrum Sciences and Software, Inc., Fort Walton Beach
Steve Cook, 800-368-5278
Steve.cook@specsci.com

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Source: Spectrum Sciences & Software Holdings Corp.

EXHIBIT 99.2

Spectrum Sciences & Software Holdings Corp.

91 Hill Ave., Fort Walton Beach, FL  32548

Telephone:  (850) 796-0909

Facsimile:  (850) 796-0924

December 7, 2004

Mr. Louis Rogers

Mrs. Marilyn Rogers

Coast Engine and Equipment Co., Inc.

8985 Columbia Road

Cape Canaveral, FL  32920

Dear Mr. and Mrs. Rogers:

When countersigned by you below, the following will constitute our letter of intent with respect to the acquisition by Spectrum Sciences & Software Holdings Corp. (“Purchaser”) of the capital stock (“Shares”) of Coast Engine and Equipment Co., Inc. (the “Company”) held by you (the “Shareholders”), which constitutes 100% of the outstanding capital stock of the Company.

1.

Purchase of Shares.  At the Closing (as defined in Section 4), Purchaser will purchase from the Shareholders, and the Shareholders will convey to Purchaser, all of the Shares (free and clear of any liens and encumbrances) in exchange for the consideration set forth in Section 2 below.

2.

Purchase Price.

The purchase price for the Shares will be payable by Purchaser to the Shareholders as follows:

(a)

the sum, payable at the Closing, of Three Hundred Thousand Dollars ($300,000.00) by way of a certified check or wire transfer;

(b)

the sum, not to exceed Two Hundred Thousand Dollars ($200,000.00) and payable no later than thirty (30) days after the one (1) year anniversary of the Closing, equal to a multiple of three (3) times the EBITDA of the Company calculated in accordance with generally accepted accounting principles, consistently applied in the United States of America, for the  twelve (12) month period ending on the one (1) year anniversary of the Closing (the “First Year Earnings”), by way of a certified check or wire transfer.  It is understood and agreed that Purchaser shall charge the Company with corporate general and administrative expenses of Purchaser up to a maximum of Twenty-five Thousand Dollars ($25,000.00) for such twelve (12) month period referred to in this subsection 2(b);

(c)

the sum, not to exceed Two Hundred Thousand Dollars ($200,000.00), equal to a multiple of three (3) times the EBITDA of the Company calculated in accordance with generally accepted accounting principles, consistently applied in the United States of America, for the twelve (12) month period ending on the two (2) year anniversary of the Closing (the “Second Year Earnings”), by way of issuance to the Shareholders, or their assignees, no later than thirty (30) days following the two (2) year anniversary of the Closing, of that number of common shares of Purchaser which equals the amount of the Second Year Earnings divided by the ten (10) day average closing price of such shares on the NASD OTC, or other public securities market, calculated five (5) days before the two (2) year anniversary of the Closing, provided, however that the Purchaser will not issue fractional common shares.  It is understood and agreed that Purchaser shall charge the Company with corporate general and administrative expenses of Purchaser up to a maximum of Twenty-five Thousand Dollars ($25,000.00) for such twelve (12) month period referred to in this subsection 2(c).  In the event that, on the three (3) year anniversary of the Closing, the market value of the shares issued pursuant to this subsection 2(c), as determined by multiplying the number of such shares by the ten (10) day average closing price of such shares on the NASD OTC, or other public securities market, calculated five (5) days before the three (3) year anniversary of the Closing, is less than the Second Year Earnings, the difference between such market value of the shares and the Second Year Earnings will be payable by Purchaser to the Shareholders, or their assignees, no later than thirty (30) days following the three (3) year anniversary of the Closing, by way of certified check or wire transfer;  and

(d)

 the sum, not to exceed Two Hundred Thousand Dollars ($200,000.00), equal to a multiple of three (3) times the EBITDA of the Company calculated in accordance with generally accepted accounting principles, consistently applied in the United States of America, for the twelve (12) month period ending on the three (3) year anniversary of the Closing (the “Third Year Earnings”), by way of issuance to the Shareholders, or their assignees, no later than thirty (30) days following the three (3) year anniversary of the Closing, of that number of common shares of Purchaser which equals the amount of the Third Year Earnings divided by the ten (10) day average closing price of such shares on the NASD OTC, or other public securities market, calculated five (5) days before the three (3) year anniversary of the Closing, provided, however that the Purchaser will not issue fractional common shares.  In the event that the sum of the First Year Earnings and the Second Year Earnings, without giving effect to the dollar limitations thereon as provided in subsections 2(b) and 2(c), exceeds Four Hundred Thousand Dollars ($400,000.00), such excess (the “Excess Earnings”) shall be added to the Third Year Earnings for the purposes of the foregoing calculation, provided, however, that in no event shall the sum payable pursuant to this first sentence of subsection 2(d) exceed Two Hundred Thousand Dollars ($200,000.00).  It is understood and agreed that Purchaser shall charge the Company with corporate general and administrative expenses of Purchaser up to a maximum of Twenty-five Thousand Dollars ($25,000.00) for such twelve (12) month period referred to in this subsection 2(d).  In the event that, on the four (4) year anniversary of the Closing, the market value of the shares issued pursuant to this subsection 2(d), as determined by multiplying the number of such shares by the ten (10) day average closing price of such shares on the NASD OTC, or other public securities market, calculated five (5) days before the four (4) year anniversary of the Closing, is less than the sum of the Third Year Earnings and any Excess Earnings, as determined by, and subject to the limitations of, this subsection 2(d), the difference between such market value of the shares and sum of the Third Year Earnings and any Excess Earnings will be payable by Purchaser to the Shareholders, or their assignees, no later than thirty (30) days following the four (4) year anniversary of the Closing, by way of certified check or wire transfer.

3.

Due Diligence.  In the event that Purchaser has not notified the Company and the Shareholders in writing, on or before the fourteenth (14th) day following the execution of this Letter of Intent by the Company and the Shareholders, that Purchaser is satisfied, in its sole discretion, with the economic viability of proceeding with the purchase of the Shares as contemplated hereunder, then this letter of intent shall terminate and the parties will have no further obligations as set out in this letter of intent.

4.

Stock Purchase Agreement.  Purchaser will prepare and promptly submit to the Company and the Shareholders, and the parties will diligently attempt to negotiate thereafter, a definitive agreement (the “Stock Purchase Agreement”) incorporating the principal terms of the contemplated transaction set forth herein and, in addition, such other terms and provisions of a more detailed nature as are consistent with agreements for the purchase and sale of stock of companies that are similar to the Company.  Among other provisions, the Stock Purchase Agreement will contain a provision that Purchaser can set-off against any monies or shares due and owing to the Company the amount of any damages suffered by Purchaser as a result of the Company’s or the Shareholders’ breach of any provision or warranty in the Stock Purchase Agreement.  The parties intend to consummate the acquisition of the Shares and the other transactions contemplated in the Stock Purchase Agreement (the “Closing”) within 30 days of executing the Stock Purchase Agreement.

5.

Conditions to Closing.  Purchaser’s obligation to close the contemplated transaction will be subject to specified conditions precedent including, but not limited to, the following:

(a)

Satisfactory completion of Purchaser’s due diligence and execution of a mutually acceptable definitive Stock Purchase Agreement.

(b)

All consents, approvals and other authorizations of any governmental agencies and third parties required for the contemplated transaction will have been obtained, without the imposition of conditions unsatisfactory to the Purchaser.  The consents, approvals and other authorizations required by this Section 5(b) will include, but not be limited to, the express written consent of any and all landlords to the assignment of leases.

(c)

The representations and warranties of the Company and the Shareholders in the Stock Purchase Agreement will remain accurate at and as of the Closing, and no materially adverse changes in the Company or its business, financial condition, prospects, assets or operations will have occurred between the date hereof and the Closing.

(d)

The assets of the Company will, at the Closing, include cash on hand and in banks, and accounts receivable, with a value of at least One Hundred Thousand Dollars ($100,000.00) in the aggregate.

(e)

The total liabilities of the Company will, at the Closing, not exceed an aggregate of Thirty-five Thousand Dollars ($35,000.00).

(f)

Mr. Louis T. Rogers will execute and deliver a two (2) year employment agreement.  This employment agreement shall include a four (4) year non-compete provision which will cover the United States, or such lesser area as is legally binding in the State of Florida, and shall provide for payments of Sixty Thousand Dollars ($60,000.00) per annum.  Mr. Rogers will also agree to provide consulting services to the Company, if so requested by Purchaser, for a one (1) year period following the expiration of his employment agreement.

(g)

Ms. Marilyn Rogers will execute and deliver a six (6) month employment agreement.  This employment agreement shall include a four (4) year non-compete provision which will cover the United States, or such lesser area as is legally binding in the State of Florida, and shall provide for a payment of Twenty-Five Thousand Dollars ($25,000.00).

(h)

Purchaser will receive representations from the Company and the Shareholders, satisfactory to Purchaser, that the Shareholders, or their assignees in whose name the shares of Purchaser will be issued pursuant to this Letter of Intent, are “accredited investors” as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

(i)

Purchaser will have received legal opinions of the Company’s attorneys, dated as of the day of the Closing, respecting the transactions contemplated herein, consistent with standard agreements for the purchase and sale of stock of companies that are similar to the Company.

6.

Access to Information. Immediately upon the execution of this Letter of Intent by the Company and the Shareholders, Purchaser and its attorneys and other representatives will have full access during normal business hours to all employees, consultants assets, properties, books, accounts, records, tax returns, contracts and other documents of the Company or which affect the Company’s assets; provided, however, that such access will not materially interfere with the normal business operations of the Company. In the event the parties terminate their discussions for any reason Purchaser will promptly return all documents and other materials so provided to it.

7.

Use and Confidentiality.  All of the information, records, books and data to which Purchaser and/or its representatives are given access as set forth above will be used by Purchaser solely for the purpose of the business of the Company and will be treated on a confidential basis by Purchaser, and all confidential and proprietary information of Purchaser which may be provided to the Company and/or the Shareholders during the course of the contemplated transaction will be treated on a confidential basis by the Company and the Shareholders.  Likewise, the terms, conditions and existence of this Letter of Intent and all further discussions between the parties will also be treated on a confidential basis, subject to appropriate disclosure to court and regulatory authorities and as otherwise required by law or the rules of any securities exchange which may be applicable.  All announcements to third parties pertaining to the contemplated transaction will be subject to review and approval of each of the parties hereto before public disclosure.

8.

Expiration of Letter of Intent.  This letter of intent will expire on January 31, 2005 or such later date as may be agreed by the parties hereto.

9.

Agreement Not To Sell; Operation of Company.  Commencing immediately, the Company and the Shareholders and their agents will withdraw the Company’s business and its assets and the Shares from the market and will not, nor will the Company or the Shareholders permit any of the Company’s officers, employees or agents (including and without limitation, investment bankers, attorneys and accountants) directly or indirectly to, solicit, discuss, encourage or accept any offers for the purchase of the Company’s business and/or its assets and/or the Shares, whether as a primary or back-up offer, or take any other action with the intention or reasonably foreseeable effect of leading to any commitment or agreement to sell the Company’s business, its assets, and/or the Shares.  In addition, the Company will conduct its operations according to its ordinary and usual course of business consistent with past practices and will not enter into any material transactions or incur any material liabilities without first obtaining the consent of Purchaser, which consent will not be unreasonably withheld or delayed. The obligations set forth in this Section 9 will terminate on January 31, 2005, if by such date the Stock Purchase Agreement has not been executed and delivered by Purchaser, the Company and the Shareholders.

10.

Cost and Expenses.  Except as otherwise specifically set forth herein, each of the parties hereto  will  bear its own expenses in connection with the contemplated transaction, including, without limitation, the costs and expenses of all attorneys, brokers, investment bankers, agents and finders employed by such party.  The Purchaser agrees to indemnify the Company and the Shareholders, and the Company and the Shareholders agree to indemnify the Purchaser, against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder’s fees or other compensation in connection with the contemplated transaction which may be asserted by any person based on any agreement or arrangement for payment by either the Purchaser, or the Company or the Shareholders, as the case may be.

11.

Attorneys’ Fees.  In the event of any litigation between the parties with respect to the enforceable provisions hereof, the non-prevailing party will pay the expenses, including reasonable attorneys’ fees and court costs, of the prevailing party in connection therewith, whether or not suit is filed.

12.

Non-Disclosure.  The parties hereto will not disclose any information contained in this Letter of Intent, or any information regarding these negotiations or the transaction set forth herein to any third party without the prior written approval of the other parties; provided, however, that any party may make any public disclosure required by applicable law, regulatory authority or any listing or trading agreement concerning its publicly-traded securities.

13.

Letter of Intent.  Subject to the provisions of Sections 6, 7, 8, 9, 10, 11 and 12, above, which are to be deemed binding upon the parties, this letter is intended to be merely a non-binding Letter of Intent regarding the contemplated transaction.  The parties will attempt to negotiate the Stock Purchase Agreement generally consistent with the terms of this Letter of Intent but intend that no legal rights or obligations between them, other than those arising under Sections 6, 7, 8, 9, 10, 11 and 12, will come into existence until the Stock Purchase Agreement is signed and delivered by both of them and that, in such event, their respective legal rights and obligations will then be only those set forth in the Asset Purchase Agreement.  Subject to the continuing binding effect of Sections 6, 7, 8, 9, 10, 11 and 12 above, no party will have any liability or obligation to the other parties, nor any rights against the other parties, in the event the Stock Purchase Agreement is not executed and delivered for any reason whatsoever and any party may terminate all discussions and/or negotiations concerning the contemplated transaction at any time and for any reason.  The rights and obligations of the parties under Sections 6, 7, 8, 9, 10, 11 and 12 above will survive the termination of discussions and/or negotiations for any reason other than the consummation of the contemplated transaction pursuant to a definitive agreement, and the obligations of the Company and the Shareholders under Section 9 will terminate as set forth therein.

[Signature page follows]

If the foregoing accurately sets forth your understanding, please date, sign and return the enclosed copy of this Letter of Intent to the undersigned.  In the event this letter is not accepted by you on or before 5:00 p.m. Eastern time, on December 9, 2004 the provisions of this letter will be null and void.

Very truly yours,

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

By:   /s/ William H. Ham

Name:

William H. Ham

Title:

President and CEO

The foregoing Letter of Intent is accepted, approved, and agreed to this 8th day of December 2004.

COAST ENGINE AND EQUIPMENT CO., INC.

By:  /s/ Louis T. Rogers

Name:  Louis T. Rogers

Title:  President

LOUIS ROGERS

By:  /s/ Louis T. Rogers

MARILYN ROGERS

By:  /s/ Marilyn Rogers